CONTINENTAL CAPITAL & EQUITY CORPORATION

                            CLIENT SERVICE AGREEMENT

                  This Agreement is made and entered into this 30th day of November, 1998 between CONTINENTAL CAPITAL & EQUITY CORPORATION, Inc., LOCATED AT 195 Wekiva Springs Road, Suite 200, Longwood, Florida 32779, hereinafter sometimes referred to as (CCED) and REMEDENT USA, INC., located at 2301 E. Evans Road, Scottsdale, Arizona 85260, hereinafter sometimes referred at as (the "Company").

                                   WITNESSETH:

                  WHEREAS, CCEC is a public relations and direct marketing advertising firm specializing in the dissemination of information about publicly traded companies, and

                  WHEREAS, the Company is publicly held with its common stock trading on one or more stock exchanges and/or over the counter or on NASDAQ, and

                  WHEREAS, the Company desires to publicize itself with the intention of making its name and business better known to its shareholders, investors, and brokerage houses, and

                  WHEREAS, CCED is willing to accept the Company as a client.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

                  1. ENGAGEMENT: The Company hereby engages CCED to publicize the Company to brokers, prospective investors and shareholders described in
Section 3 of this Agreement, and subject to the further provisions of this Agreement. CCEC hereby accepts the Company as a client and agrees to publicize it as described in Section 3 of this Agreement, but subject to the further provisions of this Agreement.

                  2. CONSULTING SERVICES: Consists of the following:

                           (a) CCED will  attempt to  introduce  to the  Company
potential sources of capital, merger, acquisition, joint venture, marketing Agreement(s) and/or other strategic alliances which may benefit the Company in the performance of implementing its business plan(s).

                  3. MARKETING PROGRAM: Consists of the following components:

                           (a) CCEC will  review and  analyze all aspects of the
Company's goals and make recommendations on feasibility and achievement of desired goals.

                           (b) CCEC will review all of the  general  information
and recent filings from the Company and produce and mail a minimum 50,000, upon liquidation of 50,000 free trading shares of the Company's Common Stock within a period of 120 days of execution of contract, and at the sole discretion of CCEC up to 100,000, piece direct mail package to include an 11" X 17" self mailer and an ample number of corporate profiles so as to allow for one profile for each respondent to the original mailing. Profiles will be prepared in brokerage style format, both items to be approved by the Company prior to circulation.

                           (c) CCEC will provide  through their  network,  firms
and brokers interested in participating and schedule and conduct the necessary due diligence and obtain the required approvals necessary for those firs to participate. CCEC will also interview and make determinations on any firms or brokers referred by the Company with regard to their participation.

                           (d) CCEC will be  available  to the  Company to field
any calls from firms and brokers inquiring about the Company.

                           (e) CCEC  will use its best  efforts  to  obtain  the
Company exposure on radio programming, in independent financial newsletters, and though on-line fax and Internet broadcast services.

                           (f) CCEC will  promote the  Company on the  Worldwide
Internet via CCEC's home web site (www.insidewallstreet.com). Further CCEC shall create banner ads for placement on financial web sites with hyperlinks back to the Company's feature page on CCEC's home web site. The banner ads shall run for two (2) months.

                           (g) CCEC shall write,  produce and assist the Company
in releasing all press announcements. The Company shall be solely responsible for paying all fees associated with the actual release(s) through BusinessWire, P.R. Newswire, or any other comparable news dissemination source.

                           (h) CCEC will obtain expressed  written approval from
the Company on all material produced by CCEC prior to disseminating the information to the public.

                  4. TIME OF PERFORMANCE. Services to be performed under this Agreement shall commence upon execution of this Agreement and continue until completion, which generally is expected to occur on December 31, 1999.

                  5. COMPENSATION AND EXPENSES: In consideration of the services to be performed by CCED, the Company agrees to pay compensation to CCED as follows:

                           (a)  $25,000  in  cash,  due upon  execution  of this
Agreement.

                           (b)  150,000  free  trading  shares of the  Company's
Common Stock due upon execution of this Agreement, with

                                    (1) 50,000 free trading shares available for
liquidation by CCEC upon execution of this Agreement, and

                                    (2)  The  remaining   100,000  free  trading
shares  available for  liquidation  by CCEC in increments of 12,500 every thirty
(30) days until the balance of the shares is liquidated.

                           (c) An Option to purchase 200,000 free trading shares
of the Company's Common Stock, exercisable as follows:

                                    (1) 100,000 shares  exercisable at $5.00 per
share, and

                                    (2) 100,000 shares  exercisable at $6.00 per
share.

                  The term of the option shall expire twelve (12) months from the day the shares underlying the option are registered.

                  6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY: The Company represents and warrants to CCED, each such representation and warranty being deemed to be material that:

                           (a) The Company will cooperate  fully and timely with
CCEC to enable CCEC to perform its obligations under this Agreement.

                           (b) The execution and  performance  of this Agreement
by the Company has been duly authorized by the Board of Directors of the Company in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of the Company;

                           (c) The  performance by the Company of this Agreement
will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

                           (d)  The  Company  will  promptly  deliver  to CCEC a
complete due diligence package to include latest 10K, latest 10Q, last 6 months of press releases and all other relevant materials, including but not limited to corporate reports, brochures, etc.

                           (e) The Company will promptly  deliver to CCEC a list
of names and addresses of all shareholders of the Company which it is aware.

                           (f) The Company will promptly  deliver to CCEC a list
of brokers and market makers of the Company's securities which have been following the Company.

                           (g) Because CCEC will rely on such  information to be
supplied it by the Company, all such information shall be true, accurate, complete and not misleading, in all respects.

                           (h) The Company will act  diligently  and promptly in
reviewing materials submitted to it by CCEC to enhance timely distribution of the materials and will inform CCEC of any inaccuracies contained therein prior to the projected publication date.

                  7.  DISCLAIMER  BY CCEC:  CCEC WILL BE THE PREPARER OF CERTAIN
PROMOTIONAL MATERIALS. CCEC MAKES NO REPRESENTATION THAT (A) ITS SERVICE WILL RESULT IN ANY ENHANCEMENT TO THE COMPANY, (B) THE PRICE OF THE COMPANY'S PUBLICLY TRADED SECURITIES WILL INCREASE, (C) ANY PERSON WILL PURCHASE SECURITIES IN THE COMPANY, OR (D) ANY INVESTOR WILL LEND MONEY TO OR INVEST IN OR WITH THE COMPANY.

                  8. EARLY TERMINATION: If the Company fails to cooperate with CCEC, or fails to make timely payment of the compensation set forth in Section 5 of this agreement CCEC shall have the right to terminate any further performance under this Agreement. In such event all compensation shall become immediately due and payable and/or deliverable, and CCEC shall be entitled to receive and retain the same as liquidated damages, and not as a penalty, in lieu of all other remedies, the parties acknowledging and agreeing that it would be too difficult currently to determine the exact extent of CCEC's damage, but that the receipt and retention of such compensation is reasonable present estimate of such damage.

                  9. LIMITATION OF CCEC LIABILITY: If CCEC fails to perform its services hereunder, its entire liability to the Company shall not exceed the lessor of (a) the amount of cash compensation CCEC has received from the Company under Section 5 of this agreement or (b) the actual damage to the Company as a result of such non-performance. IN NO EVENT WILL CCEC BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST THE COMPANY BY ANY PERSON OR ENTITY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT, UNLESS SUCH DAMAGES RESULT FROM THE USE, BY CCEC, OF INFORMATION NOT AUTHORIZED BY THE COMPANY.

                  10. OWNERSHIP OF MATERIALS: All right, title and interest in and to materials to be produced by CCEC in connection with the contract and other services to be rendered under this Agreement shall be and remain the sole and exclusive property of CCEC, except that if the Company performs fully and timely its obligations hereunder, it shall be entitled to receive upon written request, one hundred (100) copies of all such materials.

                  11. CONFIDENTIALITY: Until such time as the same may become publicly known, CCEC agrees that any confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of its services and upon written request of the Company all materials, original documentation provided by the Company will be returned to it. CCEC will, however, require Confidentiality Agreements from its own employees and from contractors CCEC reasonably believes will come in contact with confidential material.

                  12. NOTICES: All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail, express mail or by national overnight courier services. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service.

Notices shall be addressed to CCEC at:

         Suite 200
         195 Wekiva Springs Road
         Longwood, Florida 32779

and to the Company at:

         7301 East Evans Road
         Scottsdale, Arizona 85260

Any notices to be given hereunder will be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice.

                  13. SEPARABILITY: If one or more of the provisions of this Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision, to the extent invalid, illegal, or unenforceable, and provided that such provision is not essential to the transaction provided for by this Agreement, shall not affect any other provision hereof, and the Agreement shall be construed as if such provision had never been contained herein.

                  14. ARBITRATION: Any controversy or claim arising out of or relating to the Client Service Agreement, or the breach thereof, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                  15. MISCELLANEOUS:

                           (a) EFFECTIVE  DATE OF  REPRESENTATIONS:  Shall be no
later than the date CCED is prepared to distribute letters and/or brochures pursuant to the contract.

                           (b) GOVERNING LAW: This  Agreement  shall be governed
by and interpreted under the laws of the State of Florida where CCEC has been organized and this Agreement has been accepted by CCEC.

                           (c) CURRENCY: In all instances, references to dollars
shall be deemed to be United States Dollars.

                           (d)  MULTIPLE  COUNTERPARTS:  This  Agreement  may be
executed in multiple counterparts, each of will shall be deemed an original.

                  Executed as a sealed instrument as of the last day and year shown hereunder.

         CONFIRMED AND AGREED ON THE 3RD DAY OF DECEMBER, 1998.

         CONTINENTAL CAPITAL & EQUITY CORPORATION



         By:
            --------------------------             ---------------------------
            CCEC Representative                      CCEC Officer


            --------------------------             ---------------------------
                  Witness                                     Witness

         CONFIRMED AND AGREED ON THE ____ DAY OF ___________, 1998

         REMEDENT USA, INC.


         By:
            ----------------------------
                  Duly Authorized



             ----------------------------
                  Witness